Exhibit 99.2

Wind River License Number

ONE-TIME TARGET APPLICATION LICENSE AGREEMENT NOT TO BE USED AS A MASTER AGREEMENT

THIS TARGET APPLICATION LICENSE AGREEMENT (“Agreement”) is made and entered into as of the last date executed by the parties below (the “Effective Date”) by and between WIND RIVER SYSTEMS, INC., a Delaware corporation having a principal place of business at 500 Wind River Way, Alameda, CA 94501 (“Wind River”), and SUNRISE TELECOM INCORPORATED, a Delaware corporation having its principal place of business at 302 Enzo Drive, San Jose, California 95138 (“Customer”).

BACKGROUND

A. Customer has previously acquired or is simultaneously acquiring from Wind River, under a separate agreement, rights to use internally certain Software in the development of a Run-Time Module for incorporation into Customer’s Target Application.

B. Customer now desires to obtain the rights to reproduce and distribute the Run-Time Module as incorporated into the Target Application and Wind River is willing to grant Customer such rights upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Customer and Wind River agree as follows:

1. DEFINITIONS.

1.1 “Approved Target Processor” means the microprocessor(s) on which Customer is authorized to use the Software pursuant to the terms and conditions of this Agreement, as specified in an Exhibit A.

1.2 “End User” means any entity to which Customer provides a Target Application for further distribution or such entity’s own use, pursuant to an End User License Agreement.

1.3 “End User License Agreement” means a written license agreement in a commercially reasonable form containing the restrictions specified in Section 3.4, pursuant to which Customer may sublicense to End Users the Run-Time Module that is incorporated into a Target Application.

1.4 “Exhibit” means an attachment to this Agreement that the parties may separately execute from time to time after the Effective Date to append this Agreement.

1.5 “Object Code” means computer programming code in the form not readily perceivable by humans and suitable for machine execution without the intervening steps of interpretation or compilation.

1.6 “Operating System” means the Object Code that is part of Wind River’s VxWorks®, pSOSystemsTM, IxWorks® or OSEKWorksTM product families or other operating systems software that may be provided by Wind River under this Agreement.

1.7 “Permitted Modifications” means (i) without limitation, any adaptations, modifications, improvements, enhancements, revisions or interface elements created from any Source Code provided to Customer in the Software, in any form or medium whatsoever; and (ii) any “derivative” work of the Software, as defined in the Copyright Law of the United States of America, 17 U.S.C. §101 et seq.

1.8 “Project” means a concerted undertaking by an identified Customer development team to design or produce a Target Application that uses the Approved Target Processor, and that is specified in Exhibit A.

1.9 “Purchase Order” means Customer’s standard purchase order form submitted by Customer to obtain distribution rights under this Agreement.

1.10 “Reference Source Code” means any board support package (“BSP”) and/or driver Source Code that may be provided by Wind River in the Software.

1.11 “Run-Time Module” means components of the Operating System and Reference Source Code, in Object Code form, to be incorporated into a Target Application as inseparably embedded code.

1.12 “Software” means (i) the computer programming code and accompanying documentation, including updates (if any), provided to Customer by Wind River under a separate agreement and used in the development of the Run-Time Module, and (ii) all Permitted Modifications thereto and full or partial copies thereof, whether such modifications or copies are provided by Wind River or made by Customer as permitted under this Agreement. The definition of software includes without limitation the Operating System and Reference Source Code.

1.13 “Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

1.14 “Target Application” means an item, device or system developed by Customer pursuant to a Project that does not contain any Software development functionality and that contains a Run-Time Module or any portion thereof as specified in an Exhibit A.

2. LICENSE. Subject to the terms and conditions of this Agreement, and Customer’s payment of the applicable fees and royalties, Wind River grants to Customer a non-exclusive, non-transferable, royalty-bearing license: (i) to reproduce the number of copies of the Run-Time Module authorized in Exhibit A, solely in Object Code; and (ii) to distribute such copies of the Run-Time Module to End Users worldwide, solely as inseparably embedded content in the Target Application, subject to an End User License Agreement.

3. CONDITIONS.

3.1 General Conditions. Customer shall not list or quote a Run-Time Module as a separately priced item or option. Customer shall configure the Run-Time Module within Customer’s Target Applications, so that the Run-Time Module will not operate apart from the operation of the Target Application.

3.2 End User Agreements. Customer shall take all steps necessary to protect Wind River’s and its licensors’ proprietary rights in the Run-Time Module and to ensure that each Run-Time Module distributed by Customer will be accompanied by a localized copy of an End User License Agreement. Such End User License Agreement shall prohibit the End User from: (i) copying the Run-Time Module, except for archive purposes consistent with the End User’s archive procedures; (ii) transferring the Run-Time Module to a third party apart from the Target Application; (iii) modifying, decompiling, disassembling, reverse engineering or otherwise attempting to derive the Source Code of the Run-Time Module; (iv) exporting the Run-Time Module or underlying technology in contravention of applicable U.S. and foreign export laws and regulations; and (v) using the Run-Time Module other than in connection with

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operation of the Target Application. In addition, the End User License Agreement shall: (i) state that the Run-Time Module is licensed, not sold and that Customer and its licensors retain ownership of all copies of the Run-Time Module; (ii) expressly disclaim all implied warranties, including without limitation the implied warranties of merchantability, fitness for a particular purpose, title and non-infringement; (iii) exclude liability for any special, indirect, punitive, incidental and consequential damages; and (iv) require that any further distribution of the Run-Time Module be subject to the same restrictions set forth herein. The End User License Agreement shall also state that, with respect to the Run-Time Module, Wind River and its licensors are third party beneficiaries of the End User License Agreement and that the provisions related to the Run-Time Module are made expressly for the benefit of, and are enforceable by, Wind River and its licensors.

3.3 Authorized Manufacturers. Wind River grants Customer the right to authorize a subcontractor to use the Software solely to manufacture the Target Application for Customer in conjunction with the Project (hereinafter “Authorized Manufacturer”). The name and address of the Authorized Manufacturer shall be specified in Exhibit A or provided to Wind River within thirty (30) days of Wind River’s reasonable request. Authorized Manufacturer shall acquire no rights in the Software other than those expressly provided in this Section, and any use by Authorized Manufacturer of the Software shall be prohibited unless working on a “work for hire” basis for Customer solely in conjunction with manufacturing the Target Application. Customer and Authorized Manufacturer shall enter into a written agreement requiring Authorized Manufacturer to: (1) use the Software exclusively for the above purpose, and (2) to apply at least the same level of protection for Wind River’s Software and Confidential Information as it applies to its own confidential information, and in no event use less than commercially reasonable efforts to protect Wind River’s Software and Confidential Information. Any breach by Authorized Manufacturer of its obligations under such agreement shall also constitute a breach by Customer of this Agreement. Wind River shall be a third party beneficiary of the agreement between Authorized Manufacturer and Customer.

3.4 Third Party Software. The Run-Time Module licensed for distribution under this Agreement may contain or be derived from materials of third party licensors. Such third party materials may be subject to restrictions in addition to those listed in this Section 3, which restrictions, if any, are set forth in the Third Party License Notice file that accompanied the Software.

4. ORDERING.

4.1 Initial Order. Upon execution of Exhibit A, Wind River will invoice and Customer shall pay any applicable fees in accordance with the payment terms agreed upon by Wind River and Customer.

4.2 Purchase Orders. If any Purchase Order submitted by Customer to Wind River under this Agreement contains pre-printed or other written terms and conditions, the parties understand and agree that such terms and conditions shall have no effect whatsoever and that the terms of this Agreement (including the terms of Exhibit A) shall control. Wind River may reject any Purchase Order that is outside the scope of this Agreement.

4.3 Intentionally Omitted.

5. PAYMENT, TAXES AND RECORDS.

5.1 Payment Terms. All payment terms herein are subject to prior credit approval by Wind River. Customer shall pay all applicable fees in accordance with the payment terms agreed upon in Exhibit A. Interest on any late payments shall accrue at the rate of one and one-half percent (1.5%) per month or partial month during which any sums under any such payment invoices were owed and unpaid, or the highest rate permitted by law, whichever is lower, from the date such amount is due until finally paid. Any failure of Customer to make payment of any payment invoice in the manner described in this Section 5.1 may, at

Wind River’s discretion, be deemed a material breach of this Agreement for purposes of Section 9.

5.2 Taxes. All payments and amounts due hereunder shall be paid without deduction or set-off or counter claim, free and clear of any restrictions or conditions, and without deduction for any taxes, levies, imposts, duties, fees, deductions, withholdings or other governmental charges. If any deduction is required to be made by law, Customer shall pay in the manner and at the same time such additional amounts as will result in receipt by Wind River of such amount as would have been received by Wind River had no such amount been required to be deducted. If Customer is claiming sales or use tax exemption, a certified Tax Exempt Certificate must be attached to this Agreement or applicable Purchase Order submitted by Customer. Customer shall promptly pay or reimburse all federal, state and local taxes (exclusive of taxes on Wind River’s net income), duties and assessments, if any, due, arising from or measured by amounts payable to Wind River under this Agreement, or furnish Wind River with evidence acceptable to the taxing authority necessary to sustain any exemption therefrom.

5.3 Records; Distribution Reports. Notwithstanding anything to the contrary in this Agreement, Customer shall maintain complete, current and accurate records documenting all Projects, Run-Time Module copies made and distributed by or for Customer in Target Applications, and the name and scope of functionality of all Target Applications distributed, or to be distributed, by Customer.

5.4 Audits. To ensure compliance with the terms of this Agreement, Wind River or its designated representative shall have the right to conduct an inspection and audit of all the relevant accounting and sales books and records of Customer, and to obtain true and correct photocopies thereof, during regular business hours at Customer’s offices and in such a manner as not to interfere unreasonably with Customer’s normal business activities. In no event shall such audits be conducted hereunder more frequently than once every six (6) months. If any such audit should disclose any underpayment of fees, Customer shall promptly pay Wind River such underpaid amount, together with interest thereon at a rate of one and one-half percent (1.5%) per month or partial month during which such amount was owed and unpaid, or the highest rate allowed by law, from the date such amount became due until finally paid. If the audit reveals that Customer has underpaid Wind River by five percent (5%) or more of amount owed, then Customer shall immediately reimburse Wind River for Wind River’s expenses associated with such audit.

6. CUSTOMER INDEMNITY. Customer agrees to indemnify, defend and hold harmless Wind River, its shareholders, directors, officers, employees, agents and affiliated companies from and against any losses, costs, or damages (including reasonable attorneys’ fees) resulting from or in connection with any claims by third parties resulting from or in connection with the use, manufacture, or distribution of Target Applications by Customer and Customer’s direct and indirect End Users in any country, provided that Wind River gives Customer prompt written notice (but in no case more than 30 days from receipt) of any such claim, tenders to Customer the defense or settlement of any such claim at Customer’s expense, and cooperates with Customer, at Customer’s reasonable expense, in defending or settling such claim. This indemnification obligation shall not apply to infringement actions or claims if such actions or claims are based solely on the use of the Software in the form provided by Wind River.

7. WARRANTY DISCLAIMER. WIND RIVER AND ITS LICENSORS DISCLAIM ALL WARRANTIES, EXPRESS, IMPLIED AND STATUTORY INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY WIND RIVER, ITS DEALERS, DISTRIBUTORS, AGENTS OR EMPLOYEES SHALL IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. Some jurisdictions do not allow the limitation or exclusion of implied warranties or how long an implied

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warranty may last, so the above limitations may not apply to Customer. This warranty gives Customer specific legal rights and Customer may have other rights that vary from jurisdiction to jurisdiction.

8. LIMITATION OF LIABILITY. EXCEPT FOR CUSTOMER’S BREACHES OF SECTION 2 (“LICENSE”) OR 3 (CONDITIONS), OR WITH RESPECT TO CUSTOMER’S OBLIGATIONS OR LIABILITY UNDER SECTION 6 (“CUSTOMER INDEMNITY”), IN NO EVENT SHALL EITHER CUSTOMER OR WIND RIVER AND ITS LICENSORS BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND (INCLUDING DAMAGES FOR INTERRUPTION OF BUSINESS, PROCUREMENT OF SUBSTITUTE GOODS, LOSS OF PROFITS, OR THE LIKE) REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL WIND RIVER’S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE AMOUNTS PAID TO WIND RIVER BY CUSTOMER PURSUANT TO THIS AGREEMENT. EXCEPT FOR CUSTOMER’S BREACHES OF SECTION 2 (“LICENSE”) OR 3 (CONDITIONS), OR WITH RESPECT TO CUSTOMER’S OBLIGATIONS OR LIABILITY UNDER SECTION 6 (“CUSTOMER INDEMNITY”) CUSTOMER’S AGGREGATE CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE AMOUNTS PAID OR PAYABLE BY CUSTOMER TO WIND RIVER UNDER THIS AGREEMENT. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages so this limitations and exclusion may not apply to Customer.

THE WARRANTY DISCLAIMER AND LIMITED LIABILITY ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN WIND RIVER AND CUSTOMER. WIND RIVER WOULD NOT BE ABLE TO PROVIDE THE SOFTWARE WITHOUT SUCH LIMITATIONS.

9. TERMINATION. Either party may terminate this Agreement immediately upon written notice for the material breach of the other party, which material breach is curable and has remained uncured for a period of forty-five (45) days from the date of delivery of written notice thereof to the breaching party. Upon termination, Customer shall: (i) not use the Software for any purpose whatsoever; (ii) immediately destroy or return to Wind River all material belonging to Wind River or its licensors, including without limitation all Run-Time Modules and Wind River confidential information then in Customer’s possession; (iii) cease the reproduction and distribution of the Run-Time Modules (except as provided below); and (iv) shall promptly certify to Wind River that Customer has done so. Notwithstanding the foregoing, Customer may retain one (1) copy of the Run-Time Module to support existing End Users provided that Customer is then current with payments due to Wind River. Solely in the event of a termination of this Agreement for Wind River’s material breach, Customer shall have the right to sell, pursuant to the terms of this Agreement, any remaining Target Applications which were in Customer’s inventory as of the effective date of the termination. These remedies shall be cumulative and in addition to any other remedies available to Wind River. All Sections except Section 2 and 4 shall survive any termination of this Agreement.

10. GENERAL.

10.1 Governing Law and Forum. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California without regard to conflicts of law principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

10.1.1 All disputes arising under this Agreement shall be brought exclusively in Superior Court of the State of California in Santa Clara County or the U.S. District Court for the Northern District of California in San Francisco, California, as permitted by law. Customer consents to the personal jurisdiction of the above courts.

10.2 Attorneys’ Fees. In the event any proceeding or lawsuit is brought by Wind River or Customer in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys’ fees, including costs and fees on appeal.

10.3 Injunctive Relief. It is understood and agreed that, notwithstanding any other provisions of this Agreement, breach of the provisions of this Agreement by Customer may cause Wind River irreparable damage for which recovery of money damages would be inadequate, and that Wind River shall therefore be entitled to seek timely injunctive relief to protect Wind River’s rights under this Agreement in addition to any and all remedies available at law.

10.4 Notices. All notices or reports permitted or required under this Agreement shall be in writing and shall be delivered by personal delivery or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery or five (5) days after deposit in the mail. Notices shall be sent to the parties at the addresses in Exhibit A or such other address as either party may designate for itself in writing. If the notice is to Wind River, a copy shall also be sent to the attention of its Vice President, Intellectual Property and Legal Affairs at the Wind River address specified in Exhibit A.

10.5 No Agency. Nothing contained herein shall be construed as creating any agency, employment relationship, partnership, principal-agent or other form of joint enterprise between the parties.

10.6 Force Majeure. Neither party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes, material shortages or any other cause which is beyond the reasonable control of such party.

10.7 Waiver. The failure of either party to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

10.8 Severability. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

10.9 Use of Customer’s Name. Customer agrees that Wind River may use Customer’s name and may disclose that Customer is a licensee of Wind River products or services in Wind River advertising, press, promotion and similar public disclosures with respect to the Software and professional services; provided, however, that such advertising, promotions or similar public disclosures shall not indicate that Customer in any way endorses any Wind River products, without prior written permission from Customer. Customer agrees that, upon Customer’s public announcement of product designed with or containing Wind River products or services, Wind River may publicly disclose the nature of the Wind River involvement in said product.

10.10 Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement.

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10.11 Government End Users. The Software is a “commercial item” as that term is defined in 48 C.F.R. 2.101, consisting of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R 227.7202-1 through 227.7202-4, Customer will provide the Software to U.S. Government End Users only pursuant to the terms and conditions therein.

10.12 Assignment. Customer may not delegate, assign or transfer this Agreement, the license(s) granted or any of Customer’s rights or duties hereunder, including by way of merger (regardless of whether Customer is the surviving entity) or acquisition, and any attempt to do so, without Wind River’s express prior written consent, shall be void. Wind River may assign this Agreement, and its rights and obligations hereunder, in its sole discretion.

10.13 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument.

10.14 Export Control. All Software and technical information delivered under this Agreement are subject to U.S. export control laws and may be subject to export or import regulations in other countries. Customer agrees to strictly comply with all such laws and regulations.

10.15 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions of this Agreement in any other language shall be for accommodation only and shall not be binding on the parties to this Agreement. All communications and notices made or given pursuant to this Agreement, and all documentation and support to be provided, unless otherwise noted, shall be in the English language.

10.16 Entire Agreement; Modification. This Agreement constitutes the entire agreement between Customer and Wind River and supersedes in their entirety any and all oral or written agreements previously existing between Customer and Wind River with respect to the subject matter hereof. Except as provided in Exhibit A, the terms and conditions of any purchase order or other instrument issued by Customer in connection with this Agreement shall be of no force or effect. This Agreement may only be amended or supplemented by a writing that refers explicitly to this Agreement and that is signed by duly authorized representatives of Customer and Wind River.

IN WITNESS WHEREOF, the parties’ authorized representatives have executed this Agreement as of the Effective Date.

WIND RIVER SYSTEMS, INC.

By:

Title:

Date:

CUSTOMER: SUNRISE TELECOM INCORPORATED

By: Kirk O. Williams

Title: Chief Legal & Compliance Officer, Secretary

Date: October 30, 2008

Wind River License Number

EXHIBIT A

WIND RIVER SYSTEMS, INC.

TARGET APPLICATION LICENSE AGREEMENT (“Agreement”)

This Exhibit attaches to, and is subject to the terms of, the Agreement. The terms of the Agreement are incorporated herein by reference. In the event of a conflict between the terms of the Agreement and those of this Exhibit, the terms of this Exhibit shall control.

Authorized Projects, Target Applications

1.    Project: Restricted to Cable Modem Test Equipment

Target Application: Restricted to CM500, CM750, CM1000

Run Time Module	Approved Target Processor
VxWorks	MIPS
pSOS+	PPC
pNA+	PPC
pHILE+	PPC
POSIX	PPC

2.    Project: Restricted to Handheld Network Tester

Target Application: Restricted to MTT Chassis, MTT Modules

Run Time Module	Approved Target Processor
pSOS+	68K, PPC
pHILE+	68K, PPC
pNA+	68K

Production License Fees

For per-unit pricing orders under Section 4.1 (i):

Authorized Number of Run-Time Module Copies: Buyout (See Additional Terms Below)

“Lifetime Buyout Fee”: $299,077.00 (See Additional Terms Below)

Additional Terms:

1.    Lifetime Buyout:     Subject to Customer’s compliance with the terms and conditions of the Agreement and payment of the Lifetime Buyout Fee, Customer shall have the right to reproduce and distribute an unlimited number of copies of the Run-Time Modules set forth above, solely as inseparably embedded content in the Target Applications set forth above.

2.    Payment Terms:    Payment terms of the Agreement notwithstanding, Customer shall pay the Lifetime Buyout Fee in accordance with the payment terms set forth in Section 1 of the Settlement Agreement between the parties, dated as of even date herewith.

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Addresses for notices:
To Wind River	To Customer
Wind River Systems, Inc.	Sunrise Telecom Incorporated
500 Wind River Way	302 Enzo Drive
Alameda, CA 94501	San Jose, California 95138
Attn: Vice President, Intellectual Property
and Legal Affairs	Attn: General Counsel

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit to be executed by their duly authorized representatives.

AGREED TO:

WIND RIVER SYSTEMS, INC.	CUSTOMER: SUNRISE TELECOM INCORPORATED

/S/ KIRK O. WILLIAMS

BY:	BY:	KIRK O. WILLIAMS

TITLE:	TITLE:	CHIEF LEGAL & COMPLIANCE OFFICER, SECRETARY

DATE:	DATE:	OCTOBER 30, 2008

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